Exhibit 16.3


                              OVIST & HOWARD, INC.
                          CERTIFIED PUBLIC ACCOUNTANTS
                       A PROFESSIONAL SERVICES CORPORATION

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            7 COMMERCE CENTER DRIVE, SUITE A, HENDERSON, NEVADA 89014
                       (702) 456-1300, FAX (702) 456-6155



                                November 8, 2001

Nevada Holding Group
ATTN: Tom Minders
4729 Lomas Santa Fe Street
Las Vegas, NV 89147

Dear Mr. Minders:

     PLEASE TAKE NOTICE, our firm, Ovist & Howard, CPA's, is no longer performing SEC engagements, and therefore must withdraw as the accountant of record.

     Your office must prepare and file and SEC Form 8k within fifteen (15) days of receipt of this letter. As you know, we are also required to review the contents and render an acceptance letter of that Form 8k before it is filed.

     It has been a pleasure doing business with you, but SEC requirements dictate that a CPA must review Forms 10k and 10q before they are filed, and to date, we have not reviewed any of the 10q's that have been filed. Also, because of the escalating ancillary costs associated with SEC financial statement preparation, we have found it challenging to justify this service.

     If you should need any other assistance, please feel free to give our office a call at 702-456-1300.

                                       Yours very truly,



                                       /s/ Francis Howard
                                       Ovist & Howard, CPA's
                                       By: Francis Howard, Partner


EMAIL: OHCPAS@SKYLINK.NET                       OFFICES IN NEVADA AND WASHINGTON